PERSONAL GUARANTY
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      For  value  received  and  intending  to  be  legally  bound  hereby,  the undersigned, Malcolm J. Wright, as Guarantor, (a) hereby becomes surety to the Obligee (defined below) to pay all amounts due pursuant to the obligation of SUNSTONE GOLF RESORT, INC., a Florida corporation ("SGR"), AMERICAN LEISURE MARKETING & TECHNOLOGY, INC., a Florida corporation ( "ALMT" ), CARIBBEAN LEISURE MARKETING LIMITED, an Antiguan limited company ("CLM"), ADVANTAGE PROFESSIONAL MANAGEMENT GROUP INC., a Florida corporation ("APMG") LEISURE SHARE INTERNATIONAL, LTD., a United Kingdom company ("LSI"), and AMERICAN LEISURE HOLDINGS, INC., a Nevada Corporation ("ALHI" and together with SGR, ALMT, CLM, APMG and LSI collectively referred to herein as the "OBLIGORS"), to STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (the "OBLIGEE"), its successors, endorsees and assigns, arising from that certain Promissory Note dated December 18, 2003 in the original principal amount of $6,000,000 (the "OBLIGATION"), and hereby guarantees the timely payment of all amounts due under the Obligation, and all extensions or renewals thereof, and all sums payable under or by virtue thereof including, without limitation, all amounts of principal and interest and all expenses (including attorneys' fees and costs of collection) incurred in the collection thereof, the enforcement of rights thereunder or with respect to any security thereof and the enforcement hereof, and waive presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever except as otherwise provided in this Guaranty;
(b) waives and consents to any disposition of any collateral held by the Obligee or otherwise; and (c) consents and agrees that he is bound (except as limited by Florida statutory law as amended from time to time) under the Obligation as fully as though he was a maker thereof; (d) consents to the exercise by Obligee of each and every remedy permitted by law, all without notice to or consent of and without affecting the liability of the undersigned except as otherwise provided in this Guaranty; and (e) further consents and agrees that he may be sued by Obligee with or without joining any other parties to or guarantors of the Obligation, whether primarily or secondarily liable, and without first or contemporaneously suing or enforcing any security interest against any such other persons, or otherwise seeking or proceeding to collect from him provided, however, that Lender must first, or contemporaneously file a foreclosure under the mortgage on real property owned by SGR, as set forth on Exhibit A attached hereto, and hold Guarantor responsible only for the deficiency arising from such foreclosure.

      This Guarantee shall be released as provided in that certain Credit Agreement, by and among Obligors and Obligee, executed of even date herewith.

      Guarantor warrants and represents to the Obligee that: (i) Guarantor is a principal stockholder of the Obligor and will benefit from the making of the loan to the Obligor; (ii) this Guaranty constitutes a legal, valid and binding obligation of Guarantor, and is fully enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally; and (iii) neither the execution nor delivery of this Guaranty, nor fulfillment of nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, nor will result in the creation of any lien, charge or encumbrance upon any of Guarantor's property or assets.


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

        The Guarantor agrees that the liability of Guarantor hereunder is present, absolute, unconditional, continuing, primary, direct and independent of the obligations of the Obligor. Obligee shall not be required to pursue or exhaust any other remedies before invoking the benefits of this Guaranty except as expressly provided herein. Nothing herein contained shall prevent Obligee, however, from suing the Obligor with or without making the Guarantor a party to the suit, or from exercising any other rights permitted by law, and if such suit or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Obligation, and Obligee shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

      Notwithstanding anything to the contrary contained herein, Obligee shall not exercise any of its rights under this Guarantee unless and until Obligors shall have defaulted after Obligee has timely made demand upon the Obligors.

      This Guaranty shall be assignable solely by the Obligee, and upon notice of such assignment the Guarantor shall make payment to the assignee at the assignee's address.

      GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT HE MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE OBLIGATION OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.


                          [SIGNATURE ON FOLLOWING PAGE]

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

                                PERSONAL GUARANTY


Dated: December    , 2003                          _____________________________
                                                          Malcolm J. Wright







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